UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2011

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DEX ONE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary, NC (Address of principal executive offices)	Registrant’s telephone number, including area code: (919) 297-1600	27513 (Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)        On August 23, 2011, Dex One Corporation (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the Company had fallen below one of the NYSE's continued listing standards.  Rule 802.01B(III)(ii) of the NYSE Listed Company Manual  requires that the Company’s average total market capitalization over a consecutive 30 trading-day period equal or exceed $100 million.

Under applicable NYSE rules, the Company has 10 days from receipt of the notice to inform the NYSE that it intends to cure the deficiency and 45 days from the receipt of the notice to submit a plan advising the NYSE of definitive action the Company proposes to take that would bring it into compliance with Rule 802.01B(III)(ii) within 18 months of receipt of the notice.  The Company notified the NYSE that it intends to cure the deficiency within the prescribed timeframe.

As required under NYSE rules, the Company issued a Press Release on August 26, 2011, announcing that it had received the notice of non-compliance and that the Company intends to cure the deficiency within the prescribed timeframe.  A copy of this press release is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued August 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dex One Corporation

		By:	/s/ Mark W. Hianik
		Name:	Mark W. Hianik
		Title:	Senior Vice President, General Counsel and
Corporate Secretary
Date:	August 26, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued August 26, 2011